SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

Form 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

MONGOLIAN EXPLORATIONS LTD.
(Exact name of registrant as specified in its charter)

Nevada                               EIN No. Pending
(State of incorporation                         (I.R.S. Employer Identification No.)
or organization)

750 West Pender Street, Suite 1605
Vancouver, British Columbia, Canada                         V6C 2T8
(Address of principal executive offices)                             (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange of which each class is to be registered
Not Applicable	Not Applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities Act registration statement file number to which this form relates: 333-112830
(if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

Common stock, par value of $0.001
(Title of class)

Item 1. Description of Registrant’s Securities to be Registered.

The description of securities contained in Registrant’s Registration Statement on Form SB-2, as amended, filed with the commission (File No. 333-112830) is incorporated by reference into this registration statement.

Item 2. Exhibits

Exhibits	Document Description
3.1	Articles of Incorporation, incorporated by reference from our Prospectus on Form SB-2 filed February 13, 2004. File Number 333-112830.
3.2	Bylaws, incorporated by reference from our Prospectus on Form SB-2 filed February 13, 2004. File Number 333-112830.
5.1	Opinion of Counsel Regarding Legality for Amendment No. 8 to SB-2 Prospectus. Filed August 29, 2005. File Number 333-112830.
10.1
Letter Agreement (Undurshil Aimag “Altan” Option Agreement) between the Company and Ton Fei Fred Tham & Associates, Dated September 1, 2003, incorporated by reference from our Prospectus on Form SB-2 filed February 13, 2004. File Number 333-112830.

10.2
Letter Agreement (Ovorkhangai Aimag Option Agreement) between the Company and Ton Fei Fred Tham & Associates, Dated November 25, 2003, incorporated by reference from our Prospectus on Form SB-2 filed February 13, 2004. File Number 333-112830.

10.3	Management Agreement between the Company and Timursukh Oidov, incorporated by reference from our Prospectus on Form SB-2 filed February 13, 2004. File Number 333-112830.
10.4	Promissory Note between the Company and Khulan Choilon dated August 25, 2003, incorporated by reference from our Prospectus on Form SB-2/A-1 filed April 30, 2004. File Number 333-112830.
10.5	Promissory Note between the Company and Timursukh Oidov dated August 25, 2003, incorporated by reference from our Prospectus on Form SB-2/A-1 filed April 30, 2004. File Number 333-112830.
10.6	Promissory Note between the Company and Ivan Bebek dated October 15, 2003, incorporated by reference from our Prospectus on Form SB-2/A-1 filed April 30, 2004. File Number 333-112830.
10.7	Promissory Note between the Company and Ivan Bebek dated November 21, 2003, incorporated by reference from our Prospectus on Form SB-2/A-1 filed April 30, 2004. File Number 333-112830.
10.9	Promissory Note between the Company and Ivan Bebek dated December 12, 2003, incorporated by reference from our Prospectus on Form SB-2/A-1 filed April 30, 2004. File Number 333-112830.
10.10
Addendum dated June 15, 2004, to the Letter Agreement (Undurshil Aimag “Altan” Option Agreement) between the Company and Ton Fei Fred Tham & Associates, Dated September 1, 2003, incorporated by reference from our Prospectus on Form SB-2/A-2 filed July 13, 2004. File Number 333-112830.

10.11	Deferment of Promissory Note Payment from Ivan Bebek dated August 23, 2004, incorporated by reference from our Prospectus on Form SB-2/A-3 filed September 10, 2004. File Number 333-112830.
10.12
Memo from Rio Minerals Ltd. to the Company Regarding Downsizing of Undershil Aimag “Altan” Property dated August 23, 2004, incorporated by reference from our Prospectus on Form SB-2/A-3 filed September 10, 2004. File Number 333-112830.

10.13
Addendum to Option Agreement Undershil Aimag (“Altan”) Property between the Company and Ton Fei Fred Tham & Associates, Dated November 4, 2004, incorporated by reference from our Prospectus on Form SB-2/A-4 filed on December 20, 2004. File Number 333-112830.

10.14
Addendum to Option Agreement Ovorkhangai Aimag Property between the Company and Ton Fei Fred Tham & Associates, Dated November 5, 2004, incorporated by reference from our Prospectus on Form SB-2/A-4 filed on December 20, 2004. File Number 333-112830.

10.15	Promissory Note between the Company and Ivan Bebek dated October 1, 2004, incorporated by reference from our Prospectus on Form SB-2/A-5 filed on April 28, 2005. File Number 333-112830.
10.16	Addendum dated June 25, 2005, to the Letter Agreement (Undurshil Aimag “Altan” Option Agreement) between the Company and Ton Fei Fred Tham & Associates, Dated September 1, 2003. Filed August 29,

2005. File Number 333-112830
23.1	Consent of Amisano Hanson as Auditor for Amendment No. 8 to SB-2 Prospectus. Filed August 29, 2005. File Number 333-112830
23.2	Consent of Cane Clark, LLP for Amendment No. 8 to SB-2 Prospectus. Filed August 29, 2005. File Number 333-112830
99.1	Undurshil Aimag (Altan) Property - Geologist Exploration Report, incorporated by reference from our Prospectus on Form SB-2 filed February 13, 2004. File Number 333-112830.
99.2	Ovorkhangai Aimag Property -- Summary Description Report, incorporated by reference from our Prospectus on Form SB-2 filed February 13, 2004. File Number 333-112830.
99.3	Glossary, incorporated by reference from our Prospectus on Form SB-2 filed February 13, 2004. File Number 333-112830.
99.4	Sample Subscription Agreement, incorporated by reference from our Prospectus on Form SB-2/A-2 filed July 13, 2004. File Number 333-112830.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

DATE: November 29, 2005

MONGOLIAN EXPLORATIONS LTD.
Registrant

By:     /s/ Ivan Bebek
Ivan Bebek,
Chief Executive Officer
President
Director